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                                                                       Exhibit 5

                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                             Philadelphia, PA 19103


July 16, 1997


Di Giorgio Corporation
380 Middlesex Avenue
Carteret, New Jersey 07008


Re:      Di Giorgio Corporation.
         Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Di Giorgio Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (No. 333-30557) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission. The Registration Statement registers under the Act to the proposed issuance of up to $155,000,000 aggregate principal amount of the Company's 10% Series B Senior Notes due 2007 (the "New Notes"), in exchange for the Company's outstanding 10% Series A Senior Notes due 2007 (the "Old Notes"). The New Notes are issuable, and the Old Notes were issued, under an Indenture dated as of June 20, 1997 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement, (b) the Indenture, (c) the Company's Certificate of Incorporation and Bylaws, each as amended to date, (d) certain records of the Company's corporate proceedings as reflected in its minute books, and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all
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Di Giorgio Corporation
July 16, 1997
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documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware. To the extent relevant to the opinion set forth below, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the trustee; that the Indenture is a valid and binding obligation of the Trustee; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we are of the opinion that, when the New Notes are duly executed, attested, issued and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Old Notes, the New Notes will constitute legally issued and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.
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Di Giorgio Corporation
July 16, 1997
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The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Very truly yours,


Morgan, Lewis & Bockius LLP